UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Deer Park Drive, Suite K-1, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Capital Market
Preferred Stock Purchase Rights	-	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On April 12, 2021, Advaxis, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors. The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of 17,577,400 shares (the “Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), at an offering price of $0.7921 per Share and 7,671,937 pre-funded warrants to certain purchasers whose purchase of additional Shares would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the consummation of the offering (the “Pre-Funded Warrants”). The Shares and Pre-Funded Warrants are being sold together with warrants to purchase up to 11,244,135 shares of Common Stock (the “Accompanying Warrants” and together with the Shares and the Pre-Funded Warrants, the “Securities”). The Pre-Funded Warrants are being sold for a purchase price of $0.7911 per share and will have an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Accompanying Warrant has an exercise price per share of $0.70, will be exercisable immediately and will expire on the fifth anniversary of the original issuance date.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

On April 12, 2021, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities and the Private Placement Warrants (as defined below). The Company will pay the Placement Agent a cash fee equal to 6.5% of the gross proceeds generated from the sale of the Shares and Pre-Funded Warrants, excluding gross proceeds of any sale of Shares or Pre-Funded Warrants to Lincoln Park Capital Fund, LLC, and will reimburse the Placement Agent for certain of its expenses in an amount not to exceed $50,000.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Pursuant to the Purchase Agreement and the Placement Agent Agreement, the Company has agreed that (i) it will not conduct any issuances of Common Stock for a period of 60 days following closing of the offering and that (ii) it will not conduct any sales of Common Stock under its at-the-market facility or under its existing equity line with Lincoln Park Capital Fund, LLC, in each case for a period of 90 days following the closing of the offering. However, if the Company files a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the Private Placement Warrants (as defined below) and the shares of Common Stock issuable upon the exercise of such Private Placement Warrants, then such restrictions will expire on the date that is 30 days following the effectiveness of such registration statement (if such date is otherwise earlier than the expiration of the restrictions described above).

The issuance and sale of the Shares, the Pre-Funded Warrants and the Accompanying Warrants (the “Registered Offering”) will be made pursuant to a Registration Statement (No. 333-226988) on Form S-3, which was filed by the Company with the SEC on August 23, 2018, and declared effective on August 30, 2018, as supplemented by a prospectus supplement dated April 12, 2021.

Private Placement

The Purchase Agreement also provides for a concurrent private placement (the “Private Placement”) of 14,005,202 warrants to purchase the Company’s Common Stock (the “Private Placement Warrants”) with the purchasers in the Registered Offering. The Private Placement Warrants will be exercisable for an aggregate of 14,005,202 shares of Common Stock at any time on or after such date, if ever, that is fourteen (14) days after the Company files an amendment (the “Authorized Shares Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.001 par value per share from 170,000,000 shares to 300,000,000 shares with the Delaware Secretary of State and on or prior to the date that is five years after such date. The Private Placement Warrants will have an exercise price of $0.70 per share.

The Company has agreed to use commercially reasonable best efforts to file a registration statement on Form S-3 (or other appropriate form) providing for the resale by the purchasers of the Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants as soon as practicable (and in any event within 60 calendar days) of the such date, if ever, that the Company file the Authorized Shares Amendment.

Investor Agreement

In connection with the Registered Offering and Private Placement, on April 12, 2021, the Company entered into an investor agreement (the “Investor Agreement”) with the Placement Agent and the investors in the Registered Offering and Private Placement. Pursuant to the Investor Agreement, any investor that purchases Securities in the offering, as a condition to such purchase, agrees to vote the shares of the Company’s Common Stock that such purchaser owns or controls on the record date of the Company’s 2021 annual meeting of stockholders (or any postponement, adjournment or reconvening thereof) (the “2021 Annual Meeting”) in a manner that is consistent with the recommendations of the Company’s Board of Directors on each proposal being presented for stockholder vote at the 2021 Annual Meeting. The record date for the 2021 Annual Meeting is April 15, 2021.

In addition, the Investor Agreement also provides that the purchasers in the Registered Offering will be restricted from selling any shares of the Company’s Common Stock purchased in the Registered Offering through April 15, 2021.

The Placement Agent Agreement, Purchase Agreement, the Form of Investor Agreement, form of Pre-Funded Warrant, form of Accompanying Warrant, and form of Private Placement Warrant are filed as Exhibits 1.1, 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement, Purchase Agreement, the Investor Agreement, form of Pre-Funded Warrant, form of Accompanying Warrant, and form of Private Placement Warrant are qualified in their entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants is incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release announcing the Registered Offering and the Private Placement on April 12, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agent Agreement dated April 12, 2021, between Advaxis, Inc. and A.G.P./Alliance Global Partners.
4.1	Form of Pre-Funded Warrant.
4.2	Form of Accompanying Warrant.
4.3	Form of Private Placement Warrant.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
10.1	Securities Purchase Agreement dated April 12, 2021, by and among Advaxis, Inc. and the purchasers identified on the signature pages thereto.
10.2	Form of Investor Agreement.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
99.1	Press Release of the Company dated April 12, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 12, 2021	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	President and Chief Executive Officer, Interim Chief Financial Officer